UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 6, 2017

MTS SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-02382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE

EDEN PRAIRIE, MN 55344

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

MTS Systems Corporation (the “Company”) held its virtual annual meeting of shareholders on June 6, 2017 (the “Annual Meeting”).  At the Annual Meeting, the shareholders approved the MTS Systems Corporation 2017 Stock Incentive Plan (the “2017 Plan”).  The 2017 Plan provides stock incentive awards in the form of options (incentive and non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and other awards in stock and/or cash.  Such awards may be granted to certain employees of the Company or any of its subsidiaries, non-employee members of the Board of the Directors of the Company (the “Board”) and key service providers of the Company or any of its subsidiaries.

An aggregate of 1,500,000 shares of common stock, par value $0.25 per share (the “Common Stock”), are reserved for issuance under the 2017 Plan.  Additionally, shares underlying awards previously granted under the Company’s 2011 Stock Incentive Plan that are terminated, cancelled, surrendered or forfeited without the delivery of shares may be reissued under the 2017 Plan at the discretion of the Compensation Committee of the Board (the “Committee”).  The Committee administers the 2017 Plan.

The foregoing summary of the 2017 Plan is subject to, and qualified in its entirety by, the full text of the 2017 Plan, which is attached as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 25, 2017, and which is incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 6, 2017. A total of 15,599,864 shares of the Common Stock, representing approximately 93.18% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by proxy at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting were as follows:

Proposal 1. All of the eight nominees for director were elected to serve until the next annual meeting of shareholders or until their successors are duly elected. The result of the votes to elect the eight directors was as follows:

Name	For	Withheld	Broker Non-Votes
David J. Anderson	13,300,164	917,496	1,382,204
Jeffrey A. Graves	13,704,146	513,514	1,382,204
David D. Johnson	13,078,798	1,138,862	1,382,204
Randy J. Martinez	13,298,964	918,696	1,382,204
Michael V. Schrock	13,999,142	218,518	1,382,204
Gail P. Steinel	13,299,414	918,246	1,382,204
Maximiliane C. Straub	14,080,079	137,581	1,382,204
Chun Hung (Kenneth) Yu	14,079,819	137,841	1,382,204

Proposal 2. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 30, 2017, was ratified by the vote set forth below:

For	Against	Abstain
15,418,798	124,690	56,376

Proposal 3. The compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting was approved on an advisory basis by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
13,627,206	489,649	100,805	1,382,204

Proposal 4. The shareholders recommended, on an advisory basis, that the frequency of the shareholder vote to approve the compensation of the named executive officers occur every year by the votes set forth in the table below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
12,299,578	64,581	1,787,514	65,987	1,382,204

Proposal 5. The 2017 Plan was approved by the shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
13,701,800	474,525	41,335	1,382,204

Based on the results of the advisory vote recommending the frequency of future shareholder votes to approve the compensation of the named executive officers, the Board has determined to include a shareholder vote on executive compensation in its proxy materials on an annual basis until the next required vote on the frequency of shareholder votes on executive compensation or until the Board determines that it is in the best interest of the Company to hold such vote with a different frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION (Registrant)

Date: June 9, 2017	By:	/s/ Brian T. Ross
Brian T. Ross
Senior Vice President and Chief Financial Officer